AMENDED AND RESTATED

BY-LAWS

OF

ILLINOIS POWER MARKETING COMPANY

An Illinois Corporation

Effective December 2, 2013

TABLE OF CONTENTS

Page

ARTICLE IV OFFICERS

ARTICLE V SEPARATENESS

ARTICLE VI SHARES

AMENDED AND RESTATED BY-LAWS

OF

ILLINOIS POWER MARKETING COMPANY

(hereinafter called the "Corporation")

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Springfield, County of Sangamon, State of Illinois.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Illinois, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Illinois, as shall be designated from time to time by the Board of Directors.

Section 2. Annual Meetings. The Annual Meeting of Shareholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Shareholders.

Section 3. Special Meetings. Unless otherwise required by law or by the articles of incorporation of the Corporation, as amended and restated from time to time (the "Articles of Incorporation"), Special Meetings of Shareholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (iii) shareholders owning a majority of the shares of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Shareholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4. Notice. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to notice of and to vote at such meeting. Notice shall be either personally or by mail, by or at the direction of the president, the secretary, the officer or persons calling the meeting. Notice will be sent to each shareholder of record entitled to vote at that meeting. If mailed, the notice will be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears in the records of the corporation, with postage prepaid. No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting.

Section 5. Adjournments. Any meeting of the shareholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If, however, the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the adjournment shall be given to each shareholder entitled to vote. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

Section 6. Quorum. Unless otherwise required by applicable law or the Articles of Incorporation, the holders of a majority of the Corporation's shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice.

Section 7. Voting. Unless otherwise required by law, the Articles of Incorporation or these By-Laws, any question brought before any meeting of the shareholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation's shares represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Articles of Incorporation, and subject to Section 11(a) of this Article II, each shareholder represented at a meeting of the shareholders shall be entitled to cast one (1) vote for each share of the shares entitled to vote thereat held by such shareholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. No shareholder shall have cumulative voting rights with respect to any matter upon which shareholders are entitled to vote (including, without limitation, voting with respect to the election of directors). The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the shareholders, in such officer's discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Proxies. Each shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder as proxy, or by his duly authorized attorney in fact, but no such proxy shall be voted upon after eleven (11) months from its date, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it unless otherwise provided in such proxy. Without limiting the manner in which a shareholder may authorize another person or persons to act for such shareholder as proxy, the following shall constitute a valid means by which a shareholder may grant such authority:

(i) A shareholder may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder signing such writing or affixing his or her signature to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A shareholder may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing the transmission of a telegram or cablegram to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such telegram or cablegram, provided that any such telegram or cablegram must either set forth or be submitted with information from which it can be determined that the telegram or cablegram was authorized by the shareholder. If it is determined that such telegrams or cablegrams are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing, telegram or cablegram authorizing another person or persons to act as proxy for a shareholder may be substituted or used in lieu of the original writing, telegram or cablegram for any and all purposes for which the original writing, telegram or cablegram could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing, telegram or cablegram.

Section 9. Consent of Shareholders in Lieu of Meeting. Unless otherwise provided in the Articles of Incorporation or Section 12.10 of the Business Corporation Act of 1983 of the State of Illinois (the "Business Corporation Act"), any action required or permitted to be taken at any Annual or Special Meeting of Shareholders of the Corporation may be taken without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, or (ii) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least five (5) days prior to the execution of the consent a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the

taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. Such written consent or consents shall be delivered to the Corporation by delivery to its registered office in the State of Illinois, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the shareholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 9 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Illinois, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the shareholders are recorded. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 10. Transfer Books. The transfer books of shares of the Corporation shall be the only evidence as to who are the shareholders entitled to examine such transfer books, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the shareholders.

Section 11. Conduct of Meetings. Unless the shareholders represented at a meeting of the shareholders shall otherwise decide, the Chairman of the Board of Directors, if there be one, and, if not or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman, shall preside at all meetings of shareholders. The Secretary shall keep the records of each meeting of shareholders.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The number of directors constituting the Board of Directors shall be not less than one (1) nor more than five (5). The initial Board of Directors shall consist of three (3) members. Thereafter, the exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at each Annual Meeting of Shareholders and each director so elected shall hold office until the next Annual Meeting of Shareholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Directors need not be shareholders.

Section 2. Vacancies. Unless otherwise required by law or the Articles of Incorporation, vacancies arising through death, resignation, removal, an increase

in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws required to be exercised or done by the shareholders.

Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Illinois. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director no less than twenty-four (24) hours before the special meeting.

Section 5. Organization. The Board of Directors, at its sole discretion, by majority vote, may, but is not required to, elect a Chairman of the Board of Directors. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, a director chosen by a majority of the directors present, shall act as chairman. The Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing to the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law, any director or the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding shares of the Corporation entitled to vote in the election of directors.

Section 7. Quorum. Except as otherwise required by law or the Articles of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Articles of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.

Section 11. Interested Directors. So long as it is fair to the Corporation at the time it was authorized, approved, or ratified by the Board of Directors, a committee thereof or the shareholders, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director's or officer's vote is counted for such purpose if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are

disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation or these By-Laws. The officers of the Corporation need not be shareholders or directors of the Corporation. Such officers shall be elected annually by the Board of Directors at its first meeting held after each Annual Meeting of Shareholders (or action by written consent of shareholders in lieu of the Annual Meeting of Shareholders), and each shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer's successor is elected and qualified, or until such officer's earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 2. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President, any Vice President or the Secretary or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 3. President. The President shall be the chief executive officer of the Corporation, and shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the shareholders and, provided the President is also a director, the Board of Directors. The President shall also

perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 4. Vice Presidents. At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors in books provided for the purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of law and these By-Laws. The Secretary shall be custodian of the records and of the corporate seal of the Corporation and shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed the Secretary may attest the same. In general, the Secretary shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

Section 6. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

Section 7. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's inability or

refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 8. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Corporation.

Section 9. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

SEPARATENESS

Section 1. Funds, Assets and Accounts. Except as may be approved by the Board of Directors, the Corporation shall maintain with commercial banking institutions its own deposit account or accounts, separate from those of, and not commingled with, any of its Restricted Affiliates; the funds of the Corporation will not be diverted to or for any purpose other than for the use of the Corporation and its subsidiaries and the funds of the Corporation shall not be commingled with those of any of its Restricted Affiliates or any other Person; provided that this provision shall not be interpreted to restrict the ability of the Corporation to pay dividends in accordance with its By-Laws and applicable law.

Section 2. Action through Agents and Identity. The Corporation shall ensure that decisions with respect to its business and daily operations shall be independently made by the Corporation (although the officer making any particular decision may also be an employee, officer or manager of an affiliate of the Corporation) and shall not be dictated by any Restricted Affiliate of the Corporation.

Section 3. Corporation Actions. The Corporation shall maintain its own officers and employees (who may also be employees, officers or managers of an affiliate of the Corporation) and act solely in its own corporate name and through its own authorized officers and agents.

Section 4. Corporation Assets. The Corporation shall ensure that the assets of the Corporation shall be separately identified, maintained and segregated and shall at all times be held by or on behalf of the Corporation and, if held on behalf of the Corporation by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Corporation. In no event shall any of the Corporation's material assets be held on its behalf by any Restricted Affiliate.

Section 5. Restrictions on Funds. Except as may be approved by the Board of Directors, the Corporation shall ensure that no Restricted Affiliate of the Corporation shall advance funds to the Corporation, other than capital contributions from its direct parent company, and no Restricted Affiliate of the Corporation will otherwise supply funds to, or guaranty debts of, the Corporation.

Section 6. Restrictions on Loans. The Corporation shall not make loans or advances to, and shall not acquire obligations or securities of, any Restricted Affiliate of the Corporation.

Section 7. Restrictions On Actions. Except as may be approved by the Board of Directors, the Corporation shall not, to the fullest extent permitted by law, dissolve or liquidate, in whole or in part, or consolidate or convert the Corporation into another form of business entity or merge the Corporation with, or sell, convey or transfer all or substantially all of the Corporation's property and assets to, any Person.

Section 8. Separate Records. The Corporation shall ensure that the financial statements and books and records of the Corporation and its Restricted Affiliates reflect the separate existence of the Corporation and its assets and observe all necessary, appropriate and customary formalities.

Section 9. Financial Reports. The Corporation shall ensure that any financial reports required of the Corporation shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its affiliates.

Section 10. Formalities. The Corporation shall conduct its affairs strictly in accordance with these By-Laws and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special directors' and shareholders' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts.

Section 11. Debts of Affiliates. The Corporation shall not enter into any guaranty or otherwise assume or hold itself out or permit itself to be held out as having guaranteed or otherwise assumed, or otherwise become liable (other than as required by law) or pledge any assets, with respect to any liability or obligation of any of its Restricted Affiliates.

Section 12. Payment of Liabilities. The Corporation shall pay all taxes, expenses, indebtedness and other obligations (including allocated amounts) incurred by it from its own separate assets.

Section 13. Arm's Length Relationship with Affiliates. The Corporation shall, to the extent that the Corporation contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, fairly allocate the costs incurred in so doing to or among the Corporation and such other entities for whose benefit the goods and services are provided, and the Corporation and each such entity shall bear its fair share of such costs. Material transactions between the Corporation and any of its Restricted Affiliates shall be only on an arm's-length basis and must be approved by the Board of Directors.

Section 14. Existence and Rights and Franchise. The Corporation shall maintain in full effect its existence and rights and franchises as a Corporation under the laws of its jurisdiction of incorporation and obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to the conduct of its business.

Section 15. Correction of Misunderstandings. The Corporation shall not act as agent for any of its Restricted Affiliates, but instead present itself to the public (including to any Restricted Affiliate's creditors) and in its business correspondence and communications, under the Corporation's own name and as a separate and distinct entity and correct any major misunderstanding regarding the same.

Section 16. Definition of "Restricted Affiliate". For purposes of this Article V, references to "Restricted Affiliates" shall include any subsidiary of Dynegy Inc., other than Illinois Power Generating Company and any subsidiary of Illinois Power Generating Company.

ARTICLE VI

SHARES

Section 1. Form of Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such shareholder in the Corporation.

Section 2. Signatures. The issued shares of the Corporation shall be represented by certificates signed by the appropriate corporate officers. If a certificate is countersigned by a transfer agent or registrar, other than the Corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such an officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation

with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 4. Transfers. Shares of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share records of the Corporation by an entry showing from and to whom transferred.

Section 5. Dividend Record Date. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VII

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Articles of Incorporation or these By-Laws, to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may be given personally or by telegram, electronically or cable.

Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Articles of Incorporation or these By-Laws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Shareholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Articles of Incorporation or these By-Laws.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the shares of the Corporation, subject to the requirements of the Business Corporation Act and the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's shares. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of the Corporation or shares of warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE IX

INDEMNIFICATION

Section 1. Limitation of Liability; Right to Indemnification.. The Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

(a) The Corporation shall, to the fullest extent permitted by law, indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person has been finally adjudged to have been liable to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

(b) If the Corporation indemnifies or advances expenses to a director or officer under Section 2 of this Article IX, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

Section 3. Director Discretion.

(a) To the extent that a present or former director or officer of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article IX or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(b) Any indemnification under Sections 1 and 2 of this Article IX (unless ordered by a court) shall be made only as authorized in the specific case, upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article IX, as the case may be. Such determination shall be made with respect to a person who is a director or officer of the Corporation at the time of such determination: (a) by the Board of Directors, by a majority vote of directors who are not parties to such action, suit or proceeding even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders. In any such determination, it shall be presumed that such director or officer is entitled to indemnification under these By-Laws if such director or person has submitted a written request for indemnification; provided, however, that the omission by such director or officer seeking indemnification to notify the Corporation of such request shall not relieve the Company from any liability which it may have to such director or officer hereunder, under the Articles of Incorporation or any resolution of the Board of Directors providing for indemnification or otherwise, and any delay in so notifying the Company shall not constitute a waiver by such director or officer of any rights under these By-Laws.

Section 4. Advancement of Expenses. Reasonable expenses incurred in defending a civil, criminal action, administrative or investigative action, suit or proceeding shall, to the fullest extent not prohibited by law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount, if it shall ultimately be determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article IX or otherwise. For the avoidance of doubt, the obligation of the Corporation to deliver the advance payment of such reasonable expenses, pursuant to this Section 4 of this Article IX, shall be automatic and shall not require the approval of the Board of Directors or any committee thereof. The right to advances under this section 4 of this Article IX shall in all events continue until final disposition of any action, suit or proceeding.

Section 5. Non-Exclusivity of Rights and Contractual Nature.

(a) The indemnification and advancement of expenses provided by or granted under other subsections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b) The provisions of this Article IX shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article IX is in effect and any indemnification provided under Article IX to a person shall continue after such person ceases to be an officer or director of the Corporation as to all facts, circumstances and events occurring while such person was such officer or director and shall not be decreased or diminished in scope without such person's consent, regardless of the repeal or modification of this Article IX or any repeal or modification of Section 8.75 (or any successor provision) of the Business Corporation Act or any other applicable law. If the scope of indemnity provided by this Article IX or any replacement article, or pursuant to the Business Corporation Act or any modification or replacement thereof is increased, then such person shall be entitled to such increased indemnification as is in existence at the time indemnity is provided to such person, it being the intent, subject to Section 6 of this Article IX, to indemnify persons under this Article IX to the fullest extent permitted by law.

Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of these By-Laws or applicable law.

Section 7. Right of Claimant to Bring Suit. Subject to Section 10 of this Article IX, if a claim under these By-Laws is not promptly paid by the Corporation after a written claim has been received by the Corporation or if expenses pursuant to Section 4 of this Article IX have not been promptly advanced after a written request for such advancement accompanied by the statement and undertaking required by Section 4 of this Article IX has been received by the Corporation, the director or officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such director or

officer shall also be entitled to be paid the reasonable expense thereof including attorneys' fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the director or officer has not met the standards of conduct which make it permissible under the Business Corporation Act for the Corporation to indemnify the director or officer for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct required under the Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the director or officer had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the director or officer had not met the applicable standard of conduct.

Section 8. Definition of "Corporation". For purposes of this Article IX, references to "the Corporation" shall include, in addition to the surviving entity, any merging entity (including any entity having merged with a merging entity) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging entity, or was serving at the request of such merging entity as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of these By-Laws with respect to the surviving entity as such person would have with respect to such merging entity if its separate existence had continued.

Section 9. Employee Benefit Plans. For purposes of this Article IX, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IX.

Section 10. Reimbursement. Anything herein to the contrary notwithstanding, if the Corporation purchases insurance in accordance with Section 6 of this Article IX, the Corporation shall not be required to, but may (if the Board of Directors so determines) reimburse any party instituting any action, suit or proceeding if a result of the institution thereof is the denial of or limitation of payment of losses under such insurance when such losses would have been paid thereunder if a non-insured third party had instituted such action, suit or proceeding.

Section 11. Indemnification of Employees and Agents. With respect to employees and agents, the Corporation may indemnify any agent or employee of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any such proceeding by or in the right of the Corporation) whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving the corporation at its request and in the course and scope of such person's duties and acting in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, against expenses (including reasonable attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding.

ARTICLE X

AMENDMENTS

Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the shareholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of the shareholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding shares entitled to vote thereon or by a majority of the entire Board of Directors then in office.

Section 2. Entire Board of Directors. As used in this Article X and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE XI

SEVERABILITY

Section 1. Severability. If any provision of these By-Laws is held to be unenforceable or invalid (including, without limitation, if any such provision shall be in conflict with any provision of the Business Corporation Act), that provision shall be severed from these By-Laws and the remainder of these By-Laws shall remain in full force and effect.

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Adopted as of: December 2, 2013